Exhibit 107

Calculation of Filing Fee Table
Form F-3
(Form Type)
Allot Ltd.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	ordinary shares, par value NIS 0.10 per share	Rule 457(c)	12,785,917	$7.97	$101,903,758.49	0.0000927	$9,446.48
Total Offering Amounts					$101,903,758.49		$9,446.48
Total Fee Offsets							N/A
Net Fee Due							$9,446.48

(1)
In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from share splits, share dividends or similar transactions.

(2)
As described in greater detail in the prospectus contained in this registration statement, the amount registered includes (i) 7,966,640 ordinary shares held by the selling security-holder and (ii) 4,819,277 ordinary shares, which is the maximum number of ordinary shares issuable upon conversion of $40,000,000 in principal amount of the convertible promissory note held by the selling security-holder (the “Note”). A portion of the number of ordinary shares registered by the registrant represents a good faith estimate of the maximum number of ordinary shares which will be issued upon conversion of the Note. The actual number of shares issuable to the selling security-holder upon conversion of the Note, if any, could be materially different than such estimate depending on the amount of principal that is converted into shares of ordinary shares at the time. This Exhibit 107 is not intended to constitute an indication or prediction of the date on which the selling security-holder will convert the Note into ordinary shares, if at all.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act , based upon the average of the high and low prices of the registrant’s ordinary shares as reported on the Nasdaq Global Select Market on April 7, 2022 of $8.10 and $7.84, respectively.